Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES ANNOUNCES PROPOSED OFFERING OF $400 MILLION

AGGREGATE PRINCIPAL AMOUNT OF CONVERTIBLE SENIOR NOTES

Elkhart, Indiana – May 10, 2021 - LCI Industries (NYSE: LCII) (the “Company”) which, through its wholly-owned subsidiary, Lippert Components, Inc. (“Lippert”), supplies a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced that it intends to offer, subject to market conditions and other factors, $400.0 million in aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company expects to grant the initial purchasers of the notes an option to purchase, within a 13-day period from and including the date on which the notes are first issued, up to an additional $60.0 million in aggregate principal amount of notes.

The notes will be senior unsecured obligations of the Company. Final terms of the notes, including the initial conversion price, interest rate and certain other terms of the notes will be determined at the time of pricing of the offering. The notes will be generally unsecured obligations of the Company and will bear interest, payable semi-annually in arrears, and the notes will mature on May 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding January 15, 2026, noteholders may convert their notes only upon the satisfaction of certain conditions and during certain periods. On or after January 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, noteholders may convert all or any portion of their notes at any time.

The Company will settle conversions by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted, based on the then applicable conversion rate. Noteholders will have the right to require the Company to repurchase for cash all or any portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain fundamental changes.

In connection with the offering of the notes, the Company expects to enter into privately negotiated convertible note hedge transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). These transactions will cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the notes, and are expected generally to reduce the potential equity dilution, and/or offset any cash payments the Company is required to make in excess of the principal amount due, as the case may be, upon conversion of the notes.

The Company also expects to enter into separate, privately negotiated warrant transactions with the option counterparties at a higher strike price relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, pursuant to which the Company will sell warrants to the option counterparties. The warrants could have a dilutive effect on the Company’s outstanding common stock and the Company’s earnings per share to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of those warrants.

If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers.

The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrant transactions). The Company intends to use the remainder of the net proceeds from the offering to repay outstanding borrowings under its revolving credit facility and for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the additional warrant transactions).

The Company has been advised that in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock and/or the notes at that time. The option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and the option counterparties and/or their respective affiliates are likely to do so in connection with any conversion of the notes or redemption or repurchase of the notes).

The potential effect, if any, of these transactions and activities on the market price of the Company’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Company’s common stock, which could affect the ability of noteholders to convert the notes, the value of the notes and the amount of cash and the number of and value of the shares of the Company’s common stock, if any, noteholders would receive upon conversion of the notes.

The offer and sale of the notes and the shares of the Company’s common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and the notes and such shares may not be offered or sold absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification thereof under the securities laws of such jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

About LCI Industries

LCI Industries, through its wholly-owned subsidiary, Lippert, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting primarily of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors, and service centers. Lippert’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; towing products; truck accessories; electronic components; and other accessories.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, including statements concerning the proposed terms of the notes and the convertible note hedge and warrant transactions, the completion, timing and size of the proposed offering of the notes and the convertible note hedge and warrant transactions and the anticipated use of proceeds from the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from the Company’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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